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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 31, 1999

                             Commission File Number

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                             WIT CAPITAL GROUP, INC.
             (exact name of registrant as specified in its charter)


DELAWARE                                       13-3900397
(State or other jurisdiction                   (I.R.S. Employer jurisdiction
of incorporation or organization)              Industrial Identification Number)

                     826 BROADWAY, NEW YORK, NEW YORK 10003
               (Address of principal executive offices) (Zip Code)

                                 (212) 253-4400
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

On November 1, 1999 Wit Capital Group, Inc. ("Wit Capital") announced an agreement with SoundView Technology Group, Inc. ("SoundView") to acquire 100 percent of the fully diluted shares of SoundView in exchange for $320 million in newly issued Wit Capital shares and options. The Board of Directors of each company and the shareholders of SoundView have approved the transaction. Completion of the transaction is contingent on Wit Capital shareholder approval, regulatory approval and other customary closing conditions. Reference is made to the Agreement and Plan of Merger, which is attached as an Exhibit, for a more complete description of the proposed transaction.

A copy of the press release announcing the transaction is attached as an exhibit. Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Wit Capital's actual results, performance or achievements, or those of the industry in which it operates, to be materially different from any expected future results, performance or achievements expressed or implied in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those economic factors that affect the market for capital raising, including initial public offerings and those factors discussed in the Registration Statement of Wit Capital's initial public offering of common stock and periodic reports filed from time to time with the Securities and Exchange Commission.

ITEM 7. EXHIBITS

99.1 Press release dated November 1, 1999

99.2 Agreement and Plan of Merger by and among Wit Capital Group, Inc., W/S Merger Corp. and SoundView Technology Group, Inc. dated as of October 31, 1999.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Wit Capital Group, Inc.
Dated:  November 4, 1999


                           By:         /s/ Ronald Readmond
                                       ---------------------------
                                       Ronald Readmond
                                       President and Co-Chief Executive Officer


                           By:         /s/ M. Bernard Siegel
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                                       M. Bernard Siegel
                                       Chief Financial Officer